Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 18, 2007, accompanying the financial statements included in the Annual Report of clickNsettle.com, Inc. on Form 10-KSB for the fiscal year ended June 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of clickNsettle.com, Inc. and Subsidiaries on Form S-8 (File No. 333-73402, effective November 15, 2001).

/S/ BP AUDIT GROUP, PLLC

Farmingdale, New York
September 18, 2007